Exhibit 99.1
Lyft Announces Results for Second Quarter 2023

SAN FRANCISCO, CA, August 8, 2023 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its second quarter ended June 30, 2023.
“Our customer obsession is paying off for riders, drivers, and our business,” said CEO David Risher. “Between summer travel and return-to-office commuting, folks are getting out more every day and loving the Lyft rideshare experience. Standard rides have reached their second-highest level ever. Our advice: download Lyft now and give us a try. We think you’ll like what you see.”
“The rideshare market is growing. We had a solid second quarter and we have strong ride momentum going into Q3 and the back half of the year,” said Erin Brewer, chief financial officer of Lyft. “The team is unified and focused on delivering great experiences for drivers and riders. We’ve got lots more to do to build on our progress.”
Second Quarter 2023 Financial Highlights
•Revenue of $1.021 billion was up 3% year-over-year, reflecting strong growth in rideshare rides, up 18% year-over-year.
•Net loss of $114.3 million compares with $187.6 million in Q1’23 and $377.2 million in Q2’22. Net loss includes $116.6 million of stock-based compensation and related payroll tax expenses. Net loss margin of 11.2% compares with 18.8% in Q1’23 and 38.1% in Q2’22.
•Adjusted EBITDA1 was $41.0 million. This compares with $22.7 million in Q1’23 and $(196.3) million in Q2’22. Adjusted EBITDA Margin1 was 4.0%. This compares with 2.3% in Q1’23 and (19.8)% in Q2’22.

Outlook
For Q3’23, we anticipate:
•Revenue of approximately $1.130 billion to $1.150 billion
•Adjusted EBITDA between $75 million and $85 million, with an Adjusted EBITDA Margin of approximately 7%

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Key Metrics

	Active Riders			Revenue per Active Rider
	2023	2022	Growth Rate	2023	2022	Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	19,552	17,804	9.8%	$51.17	$49.18	4.0%
Three Months Ended June 30	21,487	19,860	8.2%	$47.51	$49.89	(4.8)%
Three Months Ended September 30		20,312			$51.88
Three Months Ended December 31		20,358			$57.72
1 Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft and @davidrisher), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, Lyft’s expectations regarding rideshare market growth and Lyft’s beliefs regarding its future goals. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and impact of the COVID-19 pandemic, and risks regarding our ability to forecast our performance due to our limited operating history and the macroeconomic environment. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 that was filed with the SEC on May 8, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 that will be filed with the SEC by August 9, 2023. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.
A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, and payroll tax expense related to stock-based compensation, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018.

Losses ceded under the Reinsurance Agreement that exceed the combined funds withheld liability balance and collateralized amount established by DARAG for the benefit of PVIC, which was $346.5 million at the execution of the Reinsurance Agreement, but are below the aggregate limit of $434.5 million may result in the recognition of a deferred gain liability. The deferred gain liability is amortized and recognized as a benefit to the statement of operations over the settlement period of the ceded reserves. The settlement period of the ceded reserves is based on the life-to-date cumulative losses collected and likely extends over periods longer than a quarter. The amount of the deferral is recalculated each period based on loss payments and updated estimates of the portfolio’s total losses. Consequently, cumulative reserve adjustments for claims ceded under the Reinsurance Agreement in subsequent periods may result in significant losses to the statement of operations unless a deferred gain is also recognized in the same period to offset said losses. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any reserve adjustments and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of our Reinsurance Agreement on future trends in our operations, as they improve over the settlement period of any deferred gains. Therefore, in the event that the net amount of any reserve adjustments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations in a subsequent period, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of “Net amount from claims ceded under the Reinsurance Agreement”. As of June 30, 2023, we have no deferred gain related to losses ceded under the Reinsurance Agreement.

During the second quarter of 2022, we completed a transaction which effectively commuted and settled the Reinsurance Agreement. The commutation transaction resulted in a $36.8 million gain recorded to cost of revenue on the condensed consolidated statement of operations. We believe the adjustment to exclude this gain associated with the commutation of the Reinsurance Agreement from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess our operating performance in the context of current period results and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts. The gain associated with this commutation transaction, which commuted and settled the Reinsurance Agreement, will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of the "Net amount from claims ceded under the Reinsurance Agreement."

Lyft subleases certain office space and earns sublease income. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

In November 2022 and April 2023, Lyft committed to plans of termination as part of efforts to reduce operating expenses. Lyft believes the costs associated with these restructuring efforts do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts.

Lyft uses Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Income (Loss), Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$638,434	$281,090
Short-term investments	1,059,730	1,515,702
Prepaid expenses and other current assets	781,154	786,067
Total current assets	2,479,318	2,582,859
Restricted cash and cash equivalents	365,849	109,368
Restricted investments	632,497	1,027,506
Other investments	39,870	26,390
Property and equipment, net	472,416	313,402
Operating lease right of use assets	105,818	135,213
Intangible assets, net	68,294	76,208
Goodwill	260,810	261,582
Other assets	21,361	23,903
Total assets	$4,446,233	$4,556,431
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$62,235	$107,801
Insurance reserves	1,309,517	1,417,350
Accrued and other current liabilities	1,606,572	1,561,609
Operating lease liabilities — current	42,115	45,803
Total current liabilities	3,020,439	3,132,563
Operating lease liabilities	154,381	176,356
Long-term debt, net of current portion	808,060	803,207
Other liabilities	76,310	55,637
Total liabilities	4,059,190	4,167,763
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of June 30, 2023 and December 31, 2022; no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of June 30, 2023 and December 31, 2022; 377,634,274 and 361,552,359 Class A shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively; 100,000,000 Class B shares authorized as of June 30, 2023 and December 31, 2022; 8,602,629 Class B shares issued and outstanding as of June 30, 2023 and December 31, 2022.	4	4
Additional paid-in capital	10,633,368	10,335,013
Accumulated other comprehensive income (loss)	(3,823)	(5,754)
Accumulated deficit	(10,242,506)	(9,940,595)
Total stockholders’ equity	387,043	388,668
Total liabilities and stockholders’ equity	$4,446,233	$4,556,431

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$1,020,906	$990,748	$2,021,454	$1,866,323
Costs and expenses
Cost of revenue	606,599	650,356	1,155,591	1,090,650
Operations and support	107,649	105,314	206,575	203,914
Research and development	154,612	201,768	351,516	394,522
Sales and marketing	109,167	140,754	225,108	267,083
General and administrative	201,398	265,731	457,938	482,672
Total costs and expenses	1,179,425	1,363,923	2,396,728	2,438,841
Loss from operations	(158,519)	(373,175)	(375,274)	(572,518)
Interest expense	(6,151)	(4,960)	(11,584)	(9,509)
Other income (expense), net	53,075	953	90,290	10,716
Loss before income taxes	(111,595)	(377,182)	(296,568)	(571,311)
Provision for (benefit from) income taxes	2,667	64	5,343	2,867
Net loss	$(114,262)	$(377,246)	$(301,911)	$(574,178)
Net loss per share, basic and diluted	$(0.30)	$(1.08)	$(0.80)	$(1.65)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	381,884	350,526	377,828	348,553
Stock-based compensation included in costs and expenses:
Cost of revenue	$7,503	$10,085	$18,272	$20,007
Operations and support	3,981	6,306	9,909	11,896
Research and development	49,351	91,148	142,856	171,913
Sales and marketing	7,953	12,008	19,637	22,580
General and administrative	45,138	57,097	103,635	103,991

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(301,911)	$(574,178)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	55,841	60,907
Stock-based compensation	294,309	330,387
Amortization of premium on marketable securities	87	1,908
Accretion of discount on marketable securities	(28,386)	(3,727)
Amortization of debt discount and issuance costs	1,374	1,347
Gain on sale and disposal of assets, net	(8,902)	(31,866)
Other	(8,391)	313
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	18,978	(124,520)
Operating lease right-of-use assets	17,646	27,113
Accounts payable	(49,404)	(35,783)
Insurance reserves	(107,833)	166,275
Accrued and other liabilities	(19,091)	33,547
Lease liabilities	(8,330)	(29,254)
Net cash used in operating activities	(144,013)	(177,531)
Cash flows from investing activities
Purchases of marketable securities	(1,192,689)	(1,262,318)
Purchases of term deposits	—	(10,046)
Proceeds from sales of marketable securities	294,115	357,788
Proceeds from maturities of marketable securities	1,772,926	713,593
Proceeds from maturities of term deposits	5,000	380,046
Purchases of property and equipment and scooter fleet	(88,975)	(53,310)
Cash paid for acquisitions, net of cash acquired	1,630	(146,334)
Sales of property and equipment	48,843	43,704
Net cash provided by (used in) investing activities	840,850	23,123
Cash flows from financing activities
Repayment of loans	(48,451)	(26,680)
Proceeds from exercise of stock options and other common stock issuances	5,873	12,349
Taxes paid related to net share settlement of equity awards	(1,827)	(3,549)
Principal payments on finance lease obligations	(24,852)	(15,728)
Contingent consideration paid	(14,100)	—
Net cash used in financing activities	(83,357)	(33,608)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	345	(121)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	613,825	(188,137)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	391,822	531,193
End of period	$1,005,647	$343,056

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$638,434	$239,299
Restricted cash and cash equivalents	365,849	102,099
Restricted cash, included in prepaid expenses and other current assets	1,364	1,658
Total cash, cash equivalents and restricted cash and cash equivalents	$1,005,647	$343,056
Non-cash investing and financing activities
Financed vehicles acquired, net of principal payments	$119,645	$63,030
Purchases of property and equipment, and scooter fleet not yet settled	13,362	14,604
Contingent consideration	—	14,100
Right-of-use assets acquired under finance leases	34,729	8,916
Right-of-use assets acquired under operating leases	3,100	327
Remeasurement of finance and operating lease right of use assets	(2,242)	225

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Contribution(1)

Revenue	$1,020.9	$1,000.5	$990.7
Less cost of revenue	(606.6)	(549.0)	(650.4)
Gross profit	414.3	451.6	340.4
Gross profit margin	40.6%	45.1%	34.4%
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	1.2	1.2	1.2
Stock-based compensation expense	7.5	10.8	10.1
Payroll tax expense related to stock-based compensation	0.2	0.4	0.2
Net amount from claims ceded under the Reinsurance Agreement(2)	—	—	(36.8)
Restructuring charges(3)(4)	3.1	1.1	—
Contribution(1)	$426.4	$465.1	$315.1
Contribution Margin(1)	41.8%	46.5%	31.8%
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) In the second quarter of 2022, we recorded a $36.8 million gain under cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(3) In the second quarter of 2023, we incurred restructuring charges of $3.1 million of severance and other employee costs due to the restructuring plan announced in April 2023. Restructuring related charges for stock-based compensation of $0.7 million and payroll tax expense related to stock-based compensation of $0.1 million are included on their respective line items.
(4) In the first quarter of 2023, we incurred restructuring charges of $1.1 million of severance and other employee costs due to ongoing transformational initiatives announced in November 2022 restructuring plan.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Adjusted EBITDA(1)

Net loss	$(114.3)	$(187.6)	$(377.2)
Adjusted to exclude the following:
Interest expense(2)	6.9	5.9	5.2
Other (income) expense, net	(53.1)	(37.2)	(1.0)
Provision for (benefit from) income taxes	2.7	2.7	0.1
Depreciation and amortization	28.6	27.2	29.1
Stock-based compensation	113.9	180.4	176.6
Payroll tax expense related to stock-based compensation	2.7	6.2	2.5
Net amount from claims ceded under the Reinsurance Agreement(3)	—	—	(36.8)
Sublease income(4)	1.3	1.3	3.8
Costs related to acquisitions and divestitures(5)	—	—	1.4
Restructuring charges(6)(7)	52.3	23.9	—
Adjusted EBITDA(1)	$41.0	$22.7	$(196.3)
Adjusted EBITDA Margin(1)	4.0%	2.3%	(19.8%)
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.7 million, $0.4 million and $0.2 million related to the interest component of vehicle related finance leases in the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(3) In the second quarter of 2022, we recorded a $36.8 million gain under cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(4) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(5) Includes third-party costs incurred related to our acquisition of PBSC Urban Solutions (“PBSC”), which closed on May 17, 2022.
(6) In the second quarter of 2023, we incurred restructuring charges of $46.6 million of severance and other employee costs and $5.7 million in impairment charges, fixed asset write-offs and other costs. Restructuring related charges for stock-based compensation of $9.7 million, accelerated depreciation of $0.7 million and payroll tax expense related to stock-based compensation of $0.6 million are included on their respective line items. These charges were related to the restructuring plan announced in April 2023.
(7) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs and $19.6 million related to right-of-use-asset impairments and other costs due to ongoing transformational initiatives. Restructuring related charges for stock-based compensation of $0.2 million and accelerated depreciation of $0.3 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Adjusted Net Income (Loss)(1)

Net Loss	$(114.3)	$(187.6)	$(377.2)
Adjusted for the following:
Amortization of intangible assets	4.2	4.5	4.5
Stock-based compensation expense	113.9	180.4	176.6
Payroll tax expense related to stock-based compensation	2.7	6.2	2.5
Net amount from claims ceded under the Reinsurance Agreement(2)	—	—	(36.8)
Costs related to acquisitions and divestitures(3)	—	—	1.4
Restructuring charges(4)(5)	52.9	24.2	—
Adjusted Net Income (Loss)(1)	$59.5	$27.7	$(229.1)
_______________
(1) Beginning in the fourth quarter of 2022, Lyft’s non-GAAP financial measures have been updated to no longer adjust for “Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods” and prior period information has been revised to conform to the current period presentation.
(2) In the second quarter of 2022, we recorded a $36.8 million gain under cost of revenue on the condensed consolidated statement of operations related to a transaction which effectively commuted and settled the Reinsurance Agreement.
(3) Includes third-party costs incurred related to our acquisition of PBSC, which closed on May 17, 2022.
(4) In the second quarter of 2023, we incurred restructuring charges of $46.6 million of severance and other employee costs, $5.7 million in impairment charges, fixed asset write-offs and other costs and $0.7 million of accelerated depreciation. Restructuring related charges for stock-based compensation of $9.7 million and payroll tax expense related to stock-based compensation of $0.6 million are included on their respective line items. These charges were related to the restructuring plan announced in April 2023.
(5) In the first quarter of 2023, we incurred restructuring charges of $4.3 million of severance and other employee costs, $19.6 million related to right-of-use asset impairments and other costs and $0.3 million related to accelerated depreciation of certain fixed assets due to ongoing transformational initiatives. In addition, restructuring related charges for the stock-based compensation of $0.2 million are included on their respective line items. These charges were related to the restructuring plan announced in November 2022.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.